As filed with the Securities and Exchange Commission on May 23, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTHENA CORPORATION PUBLIC LIMITED COMPANY
(Exact Name of Registrant as Specified in its Charter)

Ireland	98-1111119
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

Adelphi Plaza Upper George's Street Dún Laoghaire Co. Dublin, A96 T927, Ireland
(Address of Principal Executive Offices including Zip Code)

Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan
(Full Title of the Plan)

A. W. Homan
Chief Legal Officer
Prothena Corporation plc
c/o Prothena Biosciences Inc
331 Oyster Point Boulevard
South San Francisco, California 94080
(650) 837-8550
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copy to: Alan C. Mendelson, Esq. Kathleen M. Wells, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and "emerging growth company" in Rule 12b-2 of the Exchange Act.:

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐(Do not check if a smaller reporting company)	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value $0.01 per share	1,350,000(1)	$54.90(2)	$74,115,000	$8,589.93

(1)
Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement shall also cover any additional ordinary shares of the Registrant, par value $0.01 per share ("Ordinary Shares") that become issuable under the Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan, as amended (the "Plan") by reason of any share dividend, share split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Ordinary Shares.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act for the Ordinary Shares registered hereunder (based on the average of the high ($56.23) and low ($53.57) prices for the Registrant’s Ordinary Shares reported by The NASDAQ Global Select Market on May 17, 2017).

Proposed sale to take place as soon after the effective date of the registration statement as practicable.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,350,000 of the Registrant’s Ordinary Shares to be issued pursuant to the Plan, for which registration statements of the Registrant on Form S-8 relating to such employee benefit plan are effective (File Nos. 333-187726, 333-196572 and 333-211653), in accordance with General Instruction E of Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

We are not filing with or including in this Form S-8 the information called for in part I of Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Incorporation by Reference of Contents of Registration Statements on Form S-8

The contents of the registration statements on Form S-8, filed with the Commission on April 4, 2013 (File No. 333-187726), June 6, 2014 (File No. 333-196572) and May 26, 2016 (File No. 333-211653), are incorporated by reference herein.

Item 8. Exhibits

See Index to Exhibits included herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 23th day of May, 2017.

Prothena Corporation plc (Registrant)

/s/ Gene G. Kinney
Gene G. Kinney
President and Chief Executive Officer

/s/ Tran B. Nguyen
Tran B. Nguyen
Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below does hereby constitute and appoint Gene G. Kinney, Tran B. Nguyen and A. W. Homan, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/Gene G. Kinney	President and Chief Executive Officer	May 23, 2017
Gene G. Kinney, Ph.D.	(Principal Executive Officer) and Director

/s/Tran B. Nguyen	Chief Financial Officer	May 23, 2017
Tran B. Nguyen	(Principal Financial Officer)

/s/Karin L. Walker	Chief Accounting Officer and Controller	May 23, 2017
Karin L. Walker	(Principal Accounting Officer)

/s/Lars G. Ekman	Chairman of the Board	May 23, 2017
Lars G. Ekman, M.D., Ph.D.

/s/Richard T. Collier	Director	May 23, 2017
Richard T. Collier

/s/Shane M. Cooke	Director	May 23, 2017
Shane M. Cooke

/s/K. Anders O. Härfstrand	Director	May 23, 2017
K. Anders O. Härfstrand, M.D., Ph.D.

/s/Christopher S. Henney	Director	May 23, 2017
Christopher S. Henney, D.Sc., Ph.D.

/s/Dennis J. Selkoe	Director	May 23, 2017
Dennis J. Selkoe, M.D.

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of A&L Goodbody

23.1	Consent of KPMG LLP

23.2	Consent of A&L Goodbody (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

99.1#	Prothena Corporation plc Amended and Restated 2012 Long Term Incentive Plan (as of February 22, 2017)(1)

(1)	Incorporated by reference from Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 23, 2017.

#	Indicates management contract or compensatory plan or arrangement.